Exhibit 21.1

Subsidiaries of the Registrant(1)
as of February 29, 2012

Assured Guaranty Re Ltd (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty Overseas US Holdings Inc. (Delaware domiciled subsidiary of Assured Guaranty Re Ltd.)
Assured Guaranty Re Overseas Ltd (Bermuda domiciled subsidiary of Assured Guaranty Overseas US Holdings Inc.)
Assured Guaranty Mortgage Insurance Company (New York domiciled subsidiary of Assured Guaranty Re Overseas Ltd.)
AG Intermediary Inc. (New York domiciled subsidiary of Assured Guaranty Re Overseas Ltd.)
Assured Guaranty Finance Overseas Ltd. (England domiciled subsidiary of Assured Guaranty Ltd.)
Cedar Personnel Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
AG Corporate Holdings LLC (Delaware domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty US Holdings Inc. (Delaware domiciled subsidiary of AG Corporate Holdings LLC)
Assured Guaranty Municipal Holdings Inc. (New York domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Assured Guaranty Municipal Corp. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Assured Guaranty Municipal Insurance Company (New York domiciled subsidiary of Assured Guaranty Municipal Corp.)
FSA Mexico Holdings Inc. (New York domiciled subsidiary of Assured Guaranty Municipal Insurance Company)
Assured Guaranty (Bermuda) Ltd. (Bermuda domiciled 82% owned subsidiary of Assured Guaranty Municipal Insurance Company and 18% owned subsidiary of Assured Guaranty Municipal Corp.)
Assured Guaranty Credit Protection (Cayman) Ltd. (Cayman Islands domiciled subsidiary of Assured Guaranty (Bermuda) Ltd.)[2]
Assured Guaranty (Europe) Ltd. (England domiciled subsidiary of Assured Guaranty Municipal Insurance Company)
FSA Portfolio Management Inc. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Transaction Services Corporation (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Assured Guaranty (UK) Services Limited (England domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Assured Guaranty Corp. (Maryland domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Prescott, LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
Assured Guaranty (UK) Ltd. (England domiciled subsidiary of Assured Guaranty Corp.)
AG PFC Holding LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
AGFP Holdings LLC (Delaware domiciled subsidiary of AG PFC Holding LLC)

Portfolio Funding Company LLC I (Delaware domiciled 50% owned subsidiary of AGFP Holdings LLC)
AG Financial Products Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
AG Analytics Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)

(1)
All subsidiaries are wholly owned except for Portfolio Funding LLC I, Assured Guaranty (Bermuda) Ltd. and Assured Guaranty Credit Protection (Cayman) Ltd.

(2)
Assured Guaranty Credit Protection (Cayman) Ltd. is wholly owned by Maples Finance Limited, an entity that is not owned or controlled by Assured Guaranty Ltd. The two directors of Assured Guaranty Credit Protection (Cayman) Ltd. are officers of Assured Guaranty (Bermuda) Ltd.